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Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert E. Gowdy, Jr., as Principal Accounting Officer of Einstein Noah Restaurant Group, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (3)
  the Annual Report of the Company on Form 10-K for the year ended January 1, 2008, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (4)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
February 29, 2008	By:	/s/ ROBERT E. GOWDY, JR. Robert E. Gowdy, Jr. Controller and Chief Accounting Officer

This certification is furnished with this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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  Exhibit 32.3